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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         FALCON DRILLING COMPANY, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                                    76-0351754
(State of incorporation or organization)         (I.R.S. Employer
                                                  Identification No.)

       1900 West Loop South
       Suite 1800
       Houston, Texas                                   77027
(Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                       Name of each exchange on which
       to be so registered                       each class is to be registered

       Common Stock                              New York Stock Exchange
(par value $.01 per share)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None


                                                        Total Number of Pages: 2
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ITEM 1.         DESCRIPTION OF REGISTRANT'S
                SECURITIES TO BE REGISTERED


                The Securities to be registered are the shares of Common Stock, par value $.01 per share (the "Common Stock"), of Falcon Drilling Company, Inc. (the "Registrant"). The Common Stock is described under the caption "Description of Capital Stock" in Amendment No. 2 to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Registration No. 33-84582) on July 6, 1995. Such description is incorporated by reference in this Form 8-A pursuant to the Instruction to Item 1 of such Form.

ITEM 2.         EXHIBITS

                The Securities described herein are registered pursuant to
Section 12(b) of the Act. Accordingly, in accordance with Part II to the Instructions, the following exhibits will be filed with the New York Stock Exchange but not with the Securities and Exchange Commission.

        1. Latest Annual Report submitted by Registrant to its stockholders, which includes the Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 1995.
        2. Quarterly Reports of the Registrant on Form 10-Q for the fiscal quarters ended March 31, 1996; June 30, 1996 and September 30, 1996, and Form 8-K dated February 21, 1996.
        3.  Latest Proxy Statement of the Registrant.
        4. Certificate of Incorporation of the Registrant, as amended, and the Amended and Restated Bylaws of the Registrant.
        5.  Specimen Stock Certificate.

                                   SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  November 25, 1996                 FALCON DRILLING COMPANY, INC.


                                          By:/s/ Leighton E. Moss
                                             ---------------------------
                                            Leighton E. Moss
                                            Vice President and General Counsel

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